As filed with the Securities and Exchange Commission on April 30, 2004
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM S-8

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             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                               Optimal Group Inc.
               (Exact Name of Registrant as Specified in Charter)

                                     Canada
         (State or Other Jurisdiction of Incorporation or Organization)

                                   98-0160833
                         (I.R.S. Employer Identification
                                      No.)

                              1 Place Alexis-Nihon
                   3400 de Maisonneuve Blvd. West, 12th Floor
                        Montreal (Quebec) Canada H3Z 3B8
                    (Address of Principal Executive Offices)

                  Combination Agreement dated January 20, 2004
                   Letters of Agreement dated October 16, 2002
                  Memoranda of Agreement dated December 5, 2002
                            (Full Title of the Plan)

       CT Corporation System, 111 Eighth Avenue, New York, New York 10011
                     (Name and Address of Agent for Service)

                                 (212) 894-8400
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                               Guy P. Lander, Esq.
                       Davies Ward Phillips & Vineberg LLP
                               625 Madison Avenue
                            New York, New York 10022
                            Telephone: (212) 308-8866

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
       Title of                                Proposed Maximum      Proposed Maximum           Amount
      Securities                Amount          Offering Price      Aggregate Offering            Of
   To Be Registered        To Be Registered        Per Share              Price            Registration Fee
-----------------------------------------------------------------------------------------------------------
   Class "A" shares
   without par value          806,476(1)            $8.18(2)          $6,596,973.68(2)          $835.84
-----------------------------------------------------------------------------------------------------------
   Class "A" shares
   without par value            5,000(3)            $6.40(4)          $      32,000(4)          $ 40.54
-----------------------------------------------------------------------------------------------------------
       Aggregate              811,476                                 $6,628,973.68             $876.38
===========================================================================================================

(1) Represents an aggregate of 806,476 Class "A" shares, no par value, of the registrant for which options, previously issued by Terra Payments Inc., will be exercisable pursuant to a combination agreement dated January 20, 2004 by and between the registrant and Terra Payments Inc.

(2) Pursuant to Rule 457(c) and (h), calculated for an aggregate of 806,476 Class "A" shares, no par value of the registrant for which options, previously issued by Terra Payments Inc., will be exercisable pursuant to a combination agreement dated January 20, 2004 by and between the registrant and Terra Payments Inc. at a weighted average exercise price of $8.18 per share.

(3) Represents an aggregate of 5,000 Class "A" shares, no par value, of the registrant for which options were previously granted to two consultants of the registrant.

(4) Pursuant to Rule 457(c) and (h), calculated for an aggregate of 5,000 Class "A" shares, no par value of the registrant for which options were previously granted to two consultants of the registrant with an exercise price of $6.40 per share.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement pursuant to the instructions to Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

      The following documents, which have been filed by Optimal Group Inc., formerly, Optimal Robotics Corp. (the "Registrant") with the Securities and Exchange Commission ("SEC"), are incorporated by reference in this registration statement.

      (a) The Registrant's quarterly report on Form 10-Q (File Number 000-28572) filed with the SEC on April 30, 2004;

      (b) The Registrant's current report on Form 8-K (File Number 000-28572) filed with the SEC on April 23, 2004;

      (c) The Registrant's current report on Form 8-K (File Number 000-28572) filed with the SEC on April 21, 2004;

      (d) the Registrant's amended current report on Form 8-K/A (File Number 000-28572) filed with the SEC on March 26, 2004;

      (e) the Registrant's Form CB (File Number 005-50030) filed with the SEC on March 25, 2004;

      (f) the Registrant's current report on Form 8-K (File Number 000-28572) filed with the SEC on March 10, 2004;

      (g) the Registrant's annual report on Form 10-K for the fiscal year ended December 31, 2003 (File Number 000-28572), filed with the SEC on March 10, 2004; and

      (h) the Registrant's amended current report on Form 8-K/A (File Number 000-28572) filed with the SEC on March 9, 2004.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to any filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

            Not applicable.

Item 5. Interests of Named Experts and Counsel.

            Leon P. Garfinkle, who has issued the legal opinion filed herewith as Exhibit 5.1, is the Senior Vice President, General Counsel and Secretary of the Registrant.

Item 6. Indemnification of Directors and Officers.

      The Registrant's By-laws provide the following:

      Subject to the provisions of the Canada Business Corporations Act (the "CBCA"), every current and former director and officer of the Registrant (including those who have acted at the Registrant's request as an officer or director of a body corporate of which the Registrant is or was a shareholder or creditor), and his heirs and legal representatives shall from time to time be indemnified and saved harmless by the Registrant from and against all costs, charges and expenses reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Registrant or such body corporate (including, without limitation, all losses, liabilities, costs, charges and expenses, incurred by him in respect of any act or proceeding for the recovery of claims of any employees or former employees of the Registrant or such body corporate, or in respect of any claim based upon the failure of the Registrant to deduct, withhold, remit or pay any amount for taxes, assessments and other charges of any nature whatsoever as required by law), if

      (a) he acted honestly and in good faith with a view to the best interests of the Registrant; and

      (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

      The By-laws also contain a provision eliminating the liability of directors or officers for losses, damages or other misfortunes of the Registrant arising out of the execution of the duties of his office or in relation thereto, unless occasioned by his own willful neglect or default (subject to the mandatory obligations and duties imposed by the CBCA and the regulations thereunder and the liabilities imposed for any breach thereof).

      The Registrant shall also indemnify such person in such other circumstances as the CBCA may require.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

      4.1 Combination Agreement dated January 20, 2004 by and between the Registrant and Terra Payments Inc. (incorporated by reference to the Registrant's current report on Form 10-Q (File Number 000-28572) filed with the SEC on April 30, 2004)

      5.1   Opinion of Leon P. Garfinkle.

      23.1  Consent of KPMG LLP.

      23.2  Consent of Leon P. Garfinkle (included in Exhibit 5.1).

      24.1 Power of Attorney (included on the signature page of this registration statement).

      99.1 Letter Agreement by and between the Registrant and Al Marasca dated October 16, 2002.

      99.2 Letter Agreement by and between the Registrant and Bill Yingling dated October 16, 2002.

      99.3 Memorandum of Agreement by and between the Registrant and Al Marasca dated December 5, 2002.

      99.4 Memorandum of Agreement by and between the Registrant and Bill Yingling dated December 5, 2002.

ITEM 9. UNDERTAKINGS

      (a)   The undersigned Registrant hereby undertakes:

            1. To file during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
            Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
            Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Country of Canada on April 30, 2004.

                                           OPTIMAL GROUP INC.
                                           (Registrant)


                                           By: /s/ Neil S. Wechsler
                                           -------------------------------------
                                           Neil S. Wechsler, Co-Chairman and
                                           Chief Executive Officer
                                           (Principal Executive Officer)


                                           By: /s/ Gary S. Wechsler
                                           ------------------------------------
                                           Gary S. Wechsler, Treasurer and
                                           Chief Financial Officer
                                           (Principal Accounting Officer)

                                POWER OF ATTORNEY

      Each person whose signature appears below hereby appoints Neil S. Wechsler and Gary S. Wechsler, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with full authority to execute in the name of each such person in the capacities indicated below, and to file with the Securities and Exchange Commission, together with any exhibits thereto, any and all amendments, including post-effective amendments, to this registration statement necessary or advisable to enable the Registrant to comply with the applicable provisions of the Securities Act and all requirements of the Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorney to any and all such amendments.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                               Title                        Date
---------                               -----                        ----

/s/ Neil S. Wechsler                    Director                April 30, 2004
-------------------------------
Neil S. Wechsler

/s/ Holden L. Ostrin                    Director                April 30, 2004
-------------------------------
Holden L. Ostrin

/s/ Henry M. Karp                       Director                April 30, 2004
-------------------------------
Henry M. Karp

/s/ Leon P. Garfinkle                   Director                April 30, 2004
-------------------------------
Leon P. Garfinkle

/s/ Sydney Sweibel                      Director                April 30, 2004
-------------------------------
Sydney Sweibel

/s/ Jonathan J. Ginns                   Director                April 30, 2004
-------------------------------
Jonathan J. Ginns

/s/ James S. Gertler                    Director; Authorized    April 30, 2004
-----------------------------           U.S. Representative
James S. Gertler

/s/ Thomas D. Murphy                    Director                April 30, 2004
-------------------------------
Thomas D. Murphy

                                  EXHIBIT INDEX

 Exhibit No.      Title
 -----------      -----

    4.1 Combination Agreement dated January 20, 2004 by and between the Registrant and Terra Payments Inc. (incorporated by reference to the Registrant's current report on Form 10-Q (File Number 000-28572) filed with the SEC on April 30, 2004)

    5.1           Opinion of Leon P. Garfinkle.

    23.1          Consent of KPMG LLP.

    23.2          Consent of Leon P. Garfinkle (included in Exhibit 5.1).

    24.1 Power of Attorney (included on the signature page of this registration statement).

    99.1 Letter Agreement by and between the Registrant and Al Marasca dated October 16, 2002.

    99.2 Letter Agreement by and between the Registrant and Bill Yingling dated October 16, 2002.

    99.3 Memorandum of Agreement by and between the Registrant and Al Marasca dated December 5, 2002

    99.4 Memorandum of Agreement by and between the Registrant and Bill Yingling dated December 5, 2002.